                                                                    EXHIBIT 23.7





                   [EDWARD ISAACS & COMPANY LLP LETTERHEAD]





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


As independent public accountants, we hereby consent to the use of our reports dated March 30, 1996, February 23, 1996 and March 14, 1995 (relating to the financial statements of Aramex International Courier, Ltd., Aramex International Courier of Virginia, Inc. and Aramex International Courier-Texas, Ltd., respectively, not presented separately herein) and to all references to our firm included in or made a part of the Registration Statement on Form F-1 and related prospectus of Aramex International Limited.

We are independent auditors with respect to the Aramex International Limited and its subsidiaries and affiliates within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.


                                       EDWARD ISAACS & COMPANY LLP



New York, New York
November 5, 1996